EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                          AMERICA'S UTILITY FUND, INC.


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of America's Utility Fund, Inc. ("America's Utility"), that the undersigned is entitled to vote at the special meeting of shareholders of America's Utility to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of America's Utility, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

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     THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS OF AMERICA'S
UTILITY FUND, INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF AMERICA'S UTILITY FUND, INC., RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK.
EXAMPLE: X

         1. To approve an Agreement and Plan of Conversion and Termination whereby America's Utility will be reorganized as a series of Evergreen Equity Trust.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN


         2. To approve the proposed changes to America's Utility's fundamental investment restrictions.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN

         [  ]     To vote against the proposed changes to one or
                  more of the specific fundamental investment
                  restrictions, but to approve the others, fill in
                  the box at the left AND indicate the item
                  number(s) of the fundamental investment
                  restrictions you do not want to change on this
                  line:
                  -----------------------

         3. To approve an Agreement and Plan of Reorganization whereby Evergreen Utility Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of America's Utility in exchange for shares of Evergreen Utility Fund; and (ii) assume the identified liabilities of America's Utility, as substantially described in the accompanying Prospectus/Proxy Statement.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

      ---- FOR                   ---- AGAINST                       ---- ABSTAIN




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